EXHIBIT 99.1

AGREEMENT

THIS AGREEMENT ( “AGREEMENT”), dated as of December 4, 2007, is entered into by and between Advanced Medical Optics, Inc., a Delaware corporation (the “Company”), ValueAct Capital Master Fund, L.P. (“ValueAct Master Fund”), ValueAct Capital Master Fund III, L.P. (“ValueAct Master Fund III”), VA Partners I, LLC (“VA Partners”), VA Partners III, LLC (“VA Partners III”), ValueAct Capital Management, L.P. (“ValueAct Management L.P.”), ValueAct Capital Management, LLC (“ValueAct Management LLC”), ValueAct Holdings, L.P. (“VA Holdings”) and ValueAct Holdings GP, LLC (“VA Holdings GP”) Jeffrey W. Ubben, George F. Hamel, Jr., Peter H. Kamin, G. Mason Morfit, Todd Bourell, Gregory P. Spivy, Kelly Barlow, Allison Bennington, Briana Curran and Ronald Yee (collectively, the “ValueAct Partners”) and together with ValueAct Master Fund, ValueAct Master Fund III, VA Partners, VA Partners III, ValueAct Management L.P., ValueAct Management LLC, VA Holdings and VA Holdings GP, and the ValueAct Partners, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, one or more of the Stockholders is the beneficial owner of 8,811,635 shares (the “Shares”) of common stock of the Company (the “Common Stock”), which represents approximately 14.7% of the outstanding shares of Common Stock; and

WHEREAS, the Company and the Stockholders desire to undertake the actions and agreements contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, respective covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

BOARD OF DIRECTORS

Section 1.1 DIRECTOR NOMINEE. Having completed the review process of the Organization, Compensation and Corporate Governance Committee (the “Committee”) of the Company’s board of directors (the “Board”), the Board shall take action promptly to increase the size of the Board and fill such vacancy with G. Mason Morfit. Mr. Morfit shall be serve as a Class I Director (up for re-election in 2009), shall be appointed as a member of the Science and Technology Committee of the Board.

Section 1.2 ADDITIONAL DIRECTOR. The parties hereto acknowledge that, as soon as reasonably practicable, the Board intends to appoint one director in addition to Mr. Morfit.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. The Stockholders represent and warrant to the Company that (i) one or more of the Stockholders is the record and direct or indirect beneficial owner of the Shares, (ii) each of the Stockholders, other than the ValueAct Partners, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, (iii) this Agreement has been duly executed and delivered by the Stockholders, and (iv) this Agreement constitutes the valid and binding agreement of the Stockholders, enforceable against the Stockholders in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect.

Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Stockholders that (i) the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, (ii) this Agreement has been duly executed and delivered by the Company, and (iii) this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect. The Company further represents and warrants to the Stockholders that the actions contemplated by Sections 1.1 of this Agreement have been duly and validly authorized by all necessary corporate action and expressly approved by the Board.

ARTICLE III

COVENANTS

Section 3.1 COVENANTS OF THE STOCKHOLDERS.

(a) Each of the Stockholders agrees with the Company that, during the period commencing on the date hereof and ending on the termination of this Agreement pursuant to Article IV, at all meetings of stockholders of the Company, and with respect to any consent solicitation, the Stockholders shall (or shall cause its “Affiliates” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to vote, or provide its consent with respect to, all of the shares of Common Stock beneficially owned by the Stockholders for each of the Company’s nominees for election to the Board at the 2008 Annual Meeting, and in other matters proposed by stockholders at the 2008 Annual Meeting, in accordance with the recommendation of the Board. Notwithstanding the foregoing, the Stockholders shall have no restriction on voting with respect to matters (other than the election of directors) submitted by the Board at the Annual Meeting.

(b) Each of the Stockholders agrees with the Company that, during the period commencing on the date hereof and ending on the termination of this Agreement pursuant to Article IV, each of the Stockholders will not, and will cause each of its Affiliates not to:

(i) Solicit (as such term is used in the proxy rules of the Securities and Exchange Commission) proxies or consents, or participate in any manner in the solicitation of proxies or consents, from the Company’s stockholders to elect persons to the Board or to approve stockholder proposals; provided, however, that nothing in this Section 3.1(b) shall prohibit Mr. Morfit from soliciting proxies or consents in his capacity as a director of the Company for proposals or actions made at the direction of the Board;

(ii) Make or be the proponent of any stockholder proposal, whether pursuant to Rule 14a-8 of the Exchange Act or otherwise;

(iii) Seek, alone or in concert with others, to (1) call a meeting of stockholders, (2) seek representation on the Board, except as set forth herein, or (3) the removal of any member of the Board;

(iv) Make any publicly disclosed proposal relating to or publicly disclosed request that the Board consider any of the matters set forth in (b) through (j) of Item 4 of Schedule 13D of the Exchange Act; or

(v) Request the Company or any of its representatives, directly or indirectly, to release any of the Stockholders from, amend or waive, or otherwise take any action that is inconsistent with any provision of this Agreement

(c) Mr. Morfit agrees with the Company to sign an agreement signed by all Directors concerning the Company’s policies relating to confidentiality, communications with third parties and trading in the Company’s securities.

ARTICLE IV

TERMINATION

Section 4.1 TERMINATION. The provisions of Article 3.1(a) and 3.1(b) of this Agreement shall remain in full force and effect until the earlier of (a) such time that Mr. Morfit (or a designee of the Stockholders who is approved by the Committee) no longer serves as a director of the Company or is not re-nominated for election as a director, (b) the date immediately following the 2008 Annual Meeting, (c) the date the Stockholders beneficially own less than 5 % of the shares of Common Stock outstanding or (d) a date established by mutual consent of the Company and the Stockholders. The other provisions of this Agreement shall remain in full force and effect until the earlier of (a) such time that Mr. Morfit (or a designee of the Stockholders who is approved by the Committee) no longer serves as a director of the Company or is not re-nominated for election as a director, (b) the date the Stockholders beneficially own less than 5 % of the shares of Common Stock outstanding or (c) a date established by mutual consent of the Company and the Stockholders.

Section 4.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement, this Agreement (other than Sections 5.1 through 5.8, inclusive) shall become void and of no effect with no liability on the part of any party hereto; provided that no such termination shall relieve any party hereto from liability for any breach of this Agreement prior to termination thereof.

ARTICLE V

GENERAL

Section 5.1 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered in person or sent by overnight delivery (providing proof of delivery) to the party at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

If to the Company:	Advanced Medical Optics, Inc. 1700 E. St. Andrew Place Santa Ana, California 92075 Attention: General Counsel Telephone: (714) 247-8200 Facsimile: (714) 247-8679

If to the Stockholders:	c/o ValueAct Capital 435 Pacific Avenue, Fourth Floor San Francisco, CA 94133 Attention: G. Mason Morfit and Allison Bennington Telephone: 415.362.3700 Facsimile: 415.362.5727

Section 5.2 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party, nor shall any provisions give any third persons any right or subrogation over or action against any party.

Section 5.3 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof. Any disputes arising out of or in connection with this Agreement shall be adjudicated in the Court of Chancery of the State of Delaware. Each party hereto irrevocably submits to the personal jurisdiction of such court for the purposes of any such suit, action, counterclaim or proceeding arising out of this Agreement (collectively, a “Suit”). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to jurisdiction of the above court, that such Suit is brought in an inconvenient forum, or the venue of such Suit is improper.

Each of the parties hereby agrees that service of all writs, process and summonses in any Suit may be made upon such party by mail to the address as provided in this Agreement. Nothing herein shall in anyway be deemed to limit the ability of any party to serve any such writs, process or summonses in any other matter permitted by applicable law.

Section 5.4 ASSIGNMENT; SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, to any other person without the express prior written consent of the other party hereto. Any such assignment or transfer made without the prior written consent of the other party hereto shall be null and void.

Section 5.5 AMENDMENTS; WAIVERS. Subject to applicable law, this Agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No waiver of any term or provision of this Agreement shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

Section 5.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of all the parties and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or either of them, with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein. The parties expressly disclaim reliance on any information, statements, representations or warranties regarding the subject matter of this Agreement other than the terms of this Agreement.

Section 5.7 COUNTERPARTS. To facilitate execution, this Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

Section 5.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties are entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ADVANCED MEDICAL OPTICS, INC.

By:	/s/ JAMES V. MAZZO
	Name:	James V. Mazzo
	Title:	Chairman and CEO

STOCKHOLDERS:
ValueAct Capital Master Fund, L.P.
By Its General Partner, VA Partners I, LLC

By:	/s/ GEORGE F. HAMEL, JR.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

ValueAct Capital Master Fund III, L.P.,
By Its General Partner, VA Partners III, LLC

By:	/s/ GEORGE F. HAMEL, JR.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

VA Partners I, LLC.

By:	/s/ GEORGE F. HAMEL, JR.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

VA Partners III, LLC.

By:	/s/ GEORGE F. HAMEL, JR.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

ValueAct Capital Management, L.P.
By Its General Partner, ValueAct Capital Management, LLC

By:	/s/ GEORGE F. HAMEL, JR.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

ValueAct Capital Management, LLC

By:	/s/ GEORGE F. HAMEL, JR.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

ValueAct Holdings, L.P.
By Its General Partner, VA Holdings GP, LLC

By:	/s/ GEORGE F. HAMEL, JR.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

ValueAct Holdings GP, LLC

By:	/s/ GEORGE F. HAMEL, JR.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

/s/ JEFFRY W. UBBEN
Jeffrey W. Ubben

/s/ GEORGE F. HAMEL, JR.
George F. Hamel, Jr.

/s/ PETER H. KAMIN
Peter H. Kamin

/s/ G. MASON MORFIT
G. Mason Morfit

/s/ TODD BOURELL
Todd Bourell

/s/ GREGORY P. SPIVY
Gregory P. Spivy

/s/ KELLY BARLOW
Kelly Barlow

/s/ ALLISON BENNINGTON
Allison Bennington

/s/ BRIANA CURRAN
Briana Curran

/s/ RONALD YEE
Ronald Yee